CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.

July 13, 2010

Perpetual Energy Inc.
3200, 605 – 5th Avenue S.W.
Calgary, Alberta
T2P 3H5

Reference:
Perpetual Energy Inc. - Registration Statement on Form F-3

Ladies and Gentlemen:

We hereby consent to the references to our firm name and to the incorporation by reference of extracts from our report evaluating the oil, natural gas and natural gas liquids reserves and hydrocarbon resources in Perpetual Energy Inc.’s Registration Statement on Form F-3.

Sincerely,

McDaniel & Associates Consultants Ltd.

/s/ P. A. Welch
P. A. Welch, P. Eng.
President & Managing Director

July 13, 2010
Calgary, Alberta

2200, Bow Valley Square 3, 255 – 5 Avenue SW, Calgary AB  T2P 3G6   Tel: (403) 262-5506   Fax: (403) 233-2744   www.mcdan.com